Exhibit 10.4
NII HOLDINGS, INC.

Restricted Stock Award Agreement

(Directors)

THIS AGREEMENT, dated as of the [DAY] day of [MONTH], [YEAR], between NII Holdings, Inc., a Delaware corporation (the “Company”), and [DIRECTOR NAME] (the “Participant”), is made pursuant to and subject to the provisions of the NII Holdings, Inc. 2015 Incentive Compensation Plan and any successor plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meaning given them in the Plan.

1.    Award of Stock. Pursuant to the Plan, the Company, on [MONTH] [DAY], [YEAR] (the “Award Date”), awarded the Participant [___] shares of Common Stock (“Restricted Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein.

2.    Restrictions. Except as provided in this Agreement, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3.    Vesting. Subject to Sections 4, 5 and 6 below, the shares of Restricted Stock shall be transferable and nonforfeitable (“Vested”) one year from the Award Date, so long as the Participant remains in the continuous service of the Company or any Subsidiary.

4.    Death, Disability, Retirement or Termination Without Cause. Section 3 to the contrary notwithstanding, if the Participant dies, becomes permanently and totally disabled within the meaning of Code Section 22(e)(3) (“Disabled”) or retires from service on the Board or on the board of directors of any Affiliate at or after age 65 or at an earlier age with the consent of the Committee, in each case prior to the forfeiture of the shares of Restricted Stock under Section 6, all shares of Restricted Stock that are not then Vested shall become Vested as of the date of the Participant’s death, becoming Disabled or retirement. Additionally, notwithstanding Section 3 to the contrary, the Restricted Stock shall become Vested with respect to a pro rata portion of the shares of Restricted Stock covered hereby if the Participant’s service on the Board or on the board of directors of an Affiliate is terminated by the Company or such Affiliate without Cause and neither the preceding sentence of this Section 4 nor Section 5 applies. Such pro-rata portion shall be equal to the product of (i) the number of shares of Restricted Stock covered hereby that are not Vested as of the date of termination, multiplied by (ii) a fraction, the numerator of which is the number of days that have elapsed from the Award Date and the denominator of which is 365.

5.    Change in Control. Upon a Change in Control, the shares of Restricted Stock that are not then Vested shall become Vested if the shares of Restricted Stock are not assumed, replaced or converted to an equivalent award by the entity that survives or otherwise results from the Change in Control (the “surviving entity”) (or affiliate thereof) for securities tradable on an established securities market. If the shares of Restricted Stock are amended, replaced or converted to an equivalent award by the surviving entity (or an affiliate thereof) for securities tradable on an established securities market (a “Replacement Award”), any such Replacement Award shall be fully Vested in the circumstances described in the first sentence of Section 4 or if, within twelve (12) months after a Change in Control, (a) the Participant’s service on the board of directors of the surviving entity or any affiliate thereof is terminated without Cause and not in the circumstances described in the following sentence, or (b) the Participant voluntarily resigns from service on the board of directors of the surviving entity or any affiliate thereof, for Good Reason. Such Replacement Award shall not become Vested if the Participant’s service on the board of directors of the surviving entity or any affiliate thereof, is terminated within twelve (12) months after a Change in Control for Cause or because of the Participant’s voluntary resignation from service on the board of directors of the surviving entity or any affiliate thereof for any reason other than (a) Good Reason or (b) the circumstances described in the first sentence of Section 4. For purposes of this Agreement, Good Reason shall be defined as a request for the Participant’s resignation from the board of directors of the surviving entity or any affiliate thereof, by a majority of the other members of the board of directors of the surviving entity or any affiliate thereof. For the avoidance of doubt, neither any change in the national securities exchange on which the Common Stock is listed, nor the Common Stock ceasing to be listed on a national securities exchange, shall constitute in and of itself a Change in Control.

6.    Forfeiture. All shares of Restricted Stock that are not then Vested shall be forfeited if the Participant’s service on the Board terminates prior to the date such shares become Vested in accordance with Sections 3, 4 and 5 above or in the event the Administrator makes a final determination that the Participant has breached the provisions of Section 12.

7.    Stockholder Rights and Stock Certificates. The Participant will have the right to receive dividends on and to vote the Restricted Stock. The Restricted Stock may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain possession of the certificates until the Restricted Stock becomes Vested.

8.    Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle the Participant to a fractional share, such fraction shall be disregarded.

9.    Withholding Taxes. If the Company or a Subsidiary shall be required to withhold any federal, state, local or foreign income, employment or other tax in connection with the Vesting of the Award, the Participant shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Participant may elect to have the Company retain from payment on settlement of the Award the number of shares of

Common Stock (based on the closing price of the Company’s Common Stock on the Nasdaq Stock Market on the vesting date) equal to the amount of any required withholding.

10.    No Right to Continued Service. No provision of this Agreement shall confer on the Participant any right to continue service on the Board.

11.    Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Award shall be adjusted as the Committee determines is equitably required in the event (a) the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any such adjustment shall be made in compliance with Code Section 409A.

12.    Confidentiality. The Participant agrees that, as a condition of receiving the Restricted Stock, the Participant shall not, unless otherwise required by law, discuss or otherwise disclose to any person or entity any information contained in this Award, including but not limited to the fact that the Participant received the Award and the number of shares of Restricted Stock granted herein.

13.    Governing Law, Personal Jurisdiction and Service. This Agreement shall be governed by, and interpreted in accordance with the internal substantive laws of the State of Delaware, without giving effect to the principles of conflicts of law.  Each party hereto irrevocably submits itself to the exclusive personal jurisdiction of the Federal and State courts sitting in the State of Delaware, and hereby waives any claims it may have as to inconvenient forum.  Each party hereto also agrees that service of process may be achieved by any form of mail addressed to the party to be served and requiring a signed receipt, at the address provided in Section 14 of this Agreement or to the address provided to the Company or any Subsidiary.

14.    Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:        NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, VA 20190
Attn: Shana C. Smith, Corporate Secretary

If to the Participant:

Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

15.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date of grant and the provisions of this Agreement, the provisions of the Plan shall govern.

16.    Amendments. Any amendment to the Plan effected after the date hereof shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no such amendment shall adversely affect the right of the Participant with respect to the Restricted Stock without the Participant’s consent.

17.    Participant Bound by Plan. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

18.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

19.    Data Privacy Consent. As a condition of the grant of the Restricted Stock, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Section 19 by and among, as applicable, the Participant’s employer, the Company and its Subsidiaries and Affiliates, for the exclusive purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”). The Participant further understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in the U.S., South America, or elsewhere. He or she authorizes them to receive, possess, use, retain and transfer, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any shares of stock acquired under the Plan, such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on his or her behalf. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Corporate Secretary. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf as of the [DAY] day of [MONTH], [YEAR], and the Participant has affixed his signature hereto.

[Signatures are located on the next page.]

NII HOLDINGS, INC.

By: ____________________
Name:__________________
Title:___________________

PARTICIPANT

_______________________
[DIRECTOR NAME]

DATED:________________

6